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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 8, 1997
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                             DART GROUP CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                        0-1946             53-0242973
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(State or other jurisdiction            (Commission         (I.R.S. Employer
      of incorporation)                 File Number)       Identification No.)

       3300 75th Avenue, Landover, Maryland                      20785
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     (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (301) 226-1200
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         (Former name or former address, if changed since last report).

No exhibits are annexed to this Current Report on Form 8-K.




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Item 2.        Acquisition or Disposition of Assets

               On December 8, 1997, Trak Auto Corporation ("Trak"), a majority owned subsidiary of Dart Group Corporation ("Dart"), and certain of Trak's affiliates closed the transactions contemplated in the Purchase Agreement (the "Purchase Agreement") with CSK Auto, Inc. ("CSK") pursuant to which Trak had agreed to convey to CSK the assets (including Inventory, Store Fixtures and the assignment of store leases (as described in the Purchase Agreement)) relating to the business (the "Business") conducted by Trak in its retail discount auto parts stores in the Los Angeles, California metropolitan area
(the "Transaction"). Trak Auto and CSK closed the Transaction, subject to subsequent adjustment, for an aggregate purchase price of approximately $33.6 million. Ninety percent (90%) of the aggregate purchase price, or $30.2 million, was paid in cash at closing. The remaining ten percent (10%) will be paid pending finalization of any purchase price adjustments and audits. Trak retains all existing liabilities related to the assets and Business.

               Reference is made to (i) the Current Report on Form 8-K filed by Trak concurrently herewith for the pro-forma financial statements reflecting the closing of the transactions contemplated in the Purchase Agreement, and (ii) the Current Report on Form 8-K filed by Trak on October 22, 1997 for a fuller description of the Transaction and a copy of the Purchase Agreement which is attached as an Exhibit thereto.

                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DART GROUP CORPORATION

                                         By:   /s/ Mark A. Flint
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                                               Mark A. Flint
                                               Senior Vice President and
                                               Chief Financial Officer

Date:  December 23, 1997

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